Exhibit 10

WACHOVIA PREFERRED FUNDING CORP.
SERIES A PREFERRED SECURITIES

EXCHANGE AGREEMENT

THIS EXCHANGE AGREEMENT (this “Agreement”) is entered into as of •, 2002, among WACHOVIA PREFERRED FUNDING CORP., a Delaware corporation (“WPFC”), WACHOVIA CORPORATION, a North Carolina corporation or successors and assigns (“Wachovia”), and WACHOVIA BANK, NATIONAL ASSOCIATION, a national banking association or successors and assigns (“Wachovia Bank”), as depositary hereunder.

Recitals

WHEREAS, WPFC intends to issue 30,000,000 shares of •% non-cumulative Series A preferred stock with a liquidation preference of $25.00 per share (each, a “Series A Preferred Security”).

WHEREAS, each Series A Preferred Security will be conditionally exchangeable into one newly issued depositary share (each, a “Depositary Share”) representing a one-sixth interest in one share of the Series G, Class A Preferred Stock, no par value per share and having a liquidation preference of $150.00 per share, of Wachovia (the “Wachovia Preferred Stock”).

WHEREAS, the parties hereto desire to ensure that in the event of the occurrence of circumstances requiring the exchange of the Series A Preferred Securities into the Depositary Shares, the holders of the Series A Preferred Securities will be contractually bound to tender their Series A Preferred Securities to Wachovia for exchange, and that in the same such event Wachovia will be contractually bound unconditionally to make available Depositary Shares sufficient for exchange of the Series A Preferred Securities, and to effect the exchange of all outstanding Series A Preferred Securities into Depositary Shares.

Agreement

NOW THEREFORE, for good and valuable consideration, the receipt and sufficiency of which are hereby expressly acknowledged, the parties hereto, intending to be legally bound, hereby agree as follows:

Section 1.    Exchange of the Series A Preferred Securities.    If at any time after the issuance and sale of the Series A Preferred Securities, the Office of the Comptroller of the Currency (the “OCC”) directs in writing that the Series A Preferred Securities be exchanged into the relevant Wachovia Preferred Stock, because (i) Wachovia Bank is undercapitalized under the prompt corrective action regulations, (ii) Wachovia Bank is placed into conservatorship or receivership, or (iii) the OCC, in its sole discretion, anticipates Wachovia Bank becoming “undercapitalized” in the near term or takes supervisory action that limits the payment of dividends by WPFC, then

(a)
the holders of the Series A Preferred Securities shall immediately, in accordance with procedures set forth in the Certificate of Designations, Preferences and Rights of Series A Preferred Securities, exchange the Series A Preferred Securities for the relevant Depositary Shares, on a one share for one share basis, by delivering all certificates representing the Series A Preferred Securities, if any, to Wachovia, properly endorsed for transfer;

(b)	Wachovia shall immediately and unconditionally issue the required number of shares of the Wachovia Preferred Stock and deposit such shares with Wachovia Bank;

(c)
upon receipt of the shares of the Wachovia Preferred Stock from Wachovia, Wachovia Bank shall issue the relevant Depositary Shares and deliver to Wachovia receipts evidencing such Depositary Shares and, in turn, Wachovia shall deliver such receipts to the holders of the Series A Preferred Securities; and

(d)
upon the occurrence of the exchange, all of the Series A Preferred Securities shall be cancelled and shall cease to be outstanding without any further action by WPFC or the holders thereof, all rights of the holders of the Series A Preferred Securities as WPFC’s stockholders shall cease, and such persons shall be, for all purposes, solely holders of the Depositary Shares.

Until certificates representing Depositary Shares are delivered or in the event such replacement certificates are not delivered, any certificates previously representing the Series A Preferred Securities shall be deemed for all purposes to represent Depositary Shares.

Section 2.    Legend.    The certificates evidencing the Series A Preferred Securities, if any, shall bear the following legend in conspicuous type:

THE SHARES REPRESENTED BY THIS CERTIFICATE ARE SUBJECT TO THE TERMS OF A CERTAIN EXCHANGE AGREEMENT, DATED             , 2002, REQUIRING THEIR EXCHANGE IN CERTAIN CIRCUMSTANCES INTO CERTAIN PREFERRED SHARES OF WACHOVIA CORPORATION. THE ISSUER WILL MAIL TO THE SHAREHOLDER A COPY OF SUCH AGREEMENT, WITHOUT CHARGE, WITHIN FIVE DAYS AFTER RECEIPT OF A WRITTEN REQUEST THEREFOR.

Section 3.    Permitted Assignment.

(a)
In the event Wachovia effects, or is, the subject of a merger, consolidation, statutory share exchange, sale of assets or other form of business combination, (i) in which Wachovia is not the surviving, resulting or receiving corporation thereof or (ii) if Wachovia is the surviving or resulting corporation, shares representing a majority of Wachovia's total voting power are either converted or exchanged into securities of another person or into cash or other property (any such transaction in either (i) or (ii) being a “Business Combination”), then, at the election of the Board of Directors of Wachovia prior to the effectiveness of such Business Combination, Wachovia may assign, effective upon the consummation of such Business Combination, all of its obligations and rights under this Agreement to a Successor Entity (as defined below) that has Substitute Preferred Stock (as defined below) and, as a result of such assignment, all references to Wachovia, Wachovia Preferred Stock, and Depositary Share herein shall become and be deemed to be references to such Successor Entity, to such Substitute Preferred Stock, and to a Successor Depositary Share (as defined below), respectively. “Successor Entity” means a corporation designated by the Board of Directors of Wachovia (i) that is the surviving, resulting or receiving corporation, as applicable, in any Business Combination, (ii) the securities of which are received in a Business Combination by some or all holders of Wachovia voting shares or (iii) that the Board of Directors of Wachovia determines to be an acquiror of Wachovia in a Business Combination. “Substitute Preferred Stock” means a class or series of equity securities of a Successor Entity having the preferences, limitations and relative rights in its articles or certificate of incorporation or other constituent documents that are substantially similar to those set forth in the Articles of Amendment establishing the Wachovia Preferred Stock. "Successor Depositary Share" means a depositary share substantially similar to a Depositary Share representing an interest in the Substitute Preferred Stock.

(b)	This Section 3 shall apply to any subsequent Business Combination mutatis mutandis.

Section 4.    Counterparts.    This Agreement may be executed in any number of counterparts, each of which shall be an original as against any party whose signature appears thereon and all of which together shall constitute one and the same instrument. This Agreement shall become binding when one or more counterparts hereof, individually or taken together, shall bear the signatures of all of the parties reflected hereon as signatories.

IN WITNESS WHEREOF, the parties hereto have executed this Agreement as of the day and year first above written.

WACHOVIA PREFERRED FUNDING CORP.

By:
Name: Title:

WACHOVIA CORPORATION

By:
Name: Title:

WACHOVIA BANK, N.A.

By:
Name: Title: